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                                                       Financial Statement 1B

               NEW ENGLAND ELECTRIC SYSTEM AND SUBSIDIARIES
                        Consolidated Balance Sheet
                             At June 30, 1997
                                (Unaudited)

                                  ASSETS
                                  ------
                                                           (In Thousands)
Utility plant, at original cost                               $5,783,877
  Less accumulated provisions for depreciation and amortization       1,921,852
                                                              ----------
                                                               3,862,025
Construction work in progress                                     50,178
                                                              ----------
       Net utility plant                                       3,912,203
                                                              ----------
Oil and gas properties, at full cost                           1,291,288
  Less accumulated provision for amortization                  1,114,345
                                                              ----------
       Net oil and gas properties                                176,943
                                                              ----------
Investments:
  Nuclear power companies, at equity                              49,464
  Other subsidiaries, at equity                                   43,213
  Other investments                                              103,101
                                                              ----------
       Total investments                                         195,778
                                                              ----------
Current assets:
  Cash                                                             3,955
  Accounts receivable, less reserves of $20,793,000              229,588
  Unbilled revenues                                               63,100
  Fuel, materials, and supplies, at average cost                  80,362
  Prepaid and other current assets                                78,209
                                                              ----------
       Total current assets                                      455,214
                                                              ----------
Deferred charges and other assets                                403,566
                                                              ----------
                                                              $5,143,704
                                                              ==========
                      CAPITALIZATION AND LIABILITIES
                      ------------------------------
Capitalization:
  Common share equity:
   Common shares, par value $1 per share:
     Authorized - 150,000,000 shares
     Outstanding - 64,969,652 shares                          $   64,970
  Paid-in capital                                                736,773
  Retained earnings                                              904,825
  Treasury stock - 149,238 shares                                (5,185)
  Unrealized gain on securities, net                               2,684
                                                              ----------
       Total common share equity                               1,704,067

  Minority interests in consolidated subsidiaries                 46,195
  Cumulative preferred stock of subsidiaries                     126,166
  Long-term debt                                               1,484,542
                                                              ----------
       Total capitalization                                    3,360,970
                                                              ----------
Current liabilities:
  Long-term debt due within one year                             104,710
  Short-term debt                                                170,825
  Accounts payable                                               127,793
  Accrued taxes                                                   25,357
  Accrued interest                                                24,632
  Dividends payable                                               37,350
  Other current liabilities                                      132,434
                                                              ----------
       Total current liabilities                                 623,101
                                                              ----------
Deferred federal and state income taxes                          724,712
Unamortized investment tax credits                                90,728
Other reserves and deferred credits                              344,193
                                                              ----------
                                                              $5,143,704
                                                              ==========

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